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                                 EXHIBIT 4.12

                  FORM OF WARRANT TO PURCHASE COMMON STOCK OF
                         ONLINE SYSTEM SERVICES, INC.
                    ISSUED TO DECEMBER 1997 AND MARCH 1998
                               PRIVATE INVESTORS

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                                                                      Warrant to
                                                                Purchase _______
                                                                          Shares

                      WARRANT TO PURCHASE COMMON STOCK OF
                         ONLINE SYSTEM SERVICES, INC.


     THIS CERTIFIES THAT for value received ____________________ is entitled, subject to the terms and conditions hereinafter set forth, to purchase from ONLINE SYSTEM SERVICES, INC., a Colorado corporation (the "Company"), __________ fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, at any time during the term hereof, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto and upon payment therefor of the Purchase Price, in lawful money of the United States of America, determined as set forth below. The term of this Warrant shall commence on the date hereof, and terminate, if not exercised prior thereto, at 5:00 p.m. Mountain Time, on ____________________ (the "Expiration Date").

     This Warrant is one of a series of Warrants issued in connection with the offering of Units (the "Units") of the Company each comprised of 10,000 shares of the Company's 10% Preferred Stock, 2,500 shares of the Company's Common Stock, and 2,000 of the Company's Common Stock Purchase Warrants pursuant to a Private Placement Memorandum dated December 4, 1997 (the "Memorandum").

     This Warrant is subject to the following terms and conditions:

     1. (a) The purchase rights represented by this Warrant are exercisable at any time after the initial closing date of the offering contemplated by the Memorandum and prior to 5:00 p.m. Mountain Time on the Expiration Date, at the option of the registered holder hereof (the "Holder"), in whole or in part (but not as to a fractional share of Common Stock). Exercise of this Warrant shall be made by the surrender hereof by the Holder to the Company at its principal office together with (i) the attached Subscription Form designating the number of shares of Common Stock being purchased, (ii) a certified check or cash in payment for such shares and (iii) a letter of transmittal setting forth the computation of the amount of said payment. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for the number of shares of the Common Stock of the Company purchased at the Purchase Price in effect at the time of such exercise, together with cash in lieu of any fraction of a share. The Company shall thereupon cancel this Warrant; and in the event that less than the entire number of shares purchasable are purchased, shall issue a new Warrant for the number not so purchased.

          (b) (1) Provided the Company's Common Stock shall then be traded on an exchange or quoted on the Nasdaq National Market or the Nasdaq Small Cap Market or

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otherwise traded as described in Section 1(b)(4) hereof, the holder of this
Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right"), at any time after the initial closing date of the offering contemplated by the Memorandum and prior to its expiration into shares of Common Stock as provided for in this Section 1(b). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Purchase Price (as determined below) for the Warrant shares being exercised and in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value (as determined below) for the Warrant shares being exercised immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

               (2) The Conversion Right may be exercised by the Holder by delivering the attached Subscription Form to the Company at its principal office designating (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a date not less than five (5) nor more than twenty (20) business days from the date of the Conversion Notice for the closing of such purchase, together with a letter of transmittal setting forth the computation of the number of shares to be so purchased.

               (3) At any closing under section 1(b)(2) hereof, (i) the Holder will surrender this Warrant, (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Hholder a new Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

               (4) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                   (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, or the Nasdaq Small Cap Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

                   (ii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market, or the Nasdaq Small Cap Market, but is traded in the over-the counter market, then the average of the closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

     2. The purchase price for each share of Common Stock purchasable pursuant to the exercise of this Warrant shall be Fifteen Dollars ($15.00) per share (the "Initial Purchase Price") or the adjusted price, if applicable, determined as set forth in Section 8 hereof. The Initial Purchase Price, and from time to time the number of shares of Common Stock subject to purchase hereunder are subject to adjustment in certain circumstances provided for below. The purchase price, as defined above, is hereinafter referred to as the "Purchase Price".

          (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii)


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     subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the number of shares of Common Stock issuable upon exercise of this Warrant shall be the number of shares of Common Stock of the Company which the Warrant Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.

          (b) In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all of the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Holder of a Warrant shall have the right thereafter upon payment of the Initial Purchase Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which the Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had the Warrant been exercised immediately prior to such action. The Company shall give prompt written notice of the execution of any such agreement to the Holder of each Warrant at the address of such Holder as shown on the records of the Company. Such agreement shall provide for subsequent adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 2, after the happening of such consolidation, merger, sale, transfer or lease. The provisions of this subsection 2(b) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

     3.   In case at any time:

          (a) The Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

          (b) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

          (c) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;


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          (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

          (e) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     4. If any event occurs as to which, in the sole opinion of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustment in the application of such provisions as may be necessary, in the sole judgment of the Board of Directors, in accordance with such essential intent and principles, to protect such rights as aforesaid.

     5. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will, from time to time, take all such action as may be requisite to assure that the par value or stated value per share of the Common Stock to be acquired upon the exercise of this Warrant is at all times equal to or less than the then effective Purchase Price per share of the Common Stock issuable pursuant to exercise of this Warrant. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its Common Stock to provide for such exercise.

     6. (a) The Holder represents that he is acquiring this Warrant and, in the absence of an effective registration statement under the Securities Act of 1993 (the "1933 Act") for the shares of Common Stock issuable hereunder, such shares for the purpose of investment and not with a view to or for sale in connection with


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     any distribution thereof. The Holder and the holder of any shares of Common
     Stock issued upon exercise hereof, by his acceptance hereof, agrees that he will notify the Company in writing before selling or otherwise disposing of this Warrant or any shares of Common Stock issued to him upon exercise hereof, describing briefly the nature of any such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the Company has received an opinion of counsel reasonably acceptable to it that no registration (or perfection of an exemption) under the 1933 Act is required with respect to such sale or disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation under this section 6) or (ii) an appropriate registration statement with respect to such Warrant or such Common Stock, or both, has been filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission. The Company may require that this Warrant and certificates representing shares of Common Stock issued upon exercise hereof be stamped or imprinted with an appropriate legend reflecting the foregoing restrictions. For the purposes of this section 6, the term "Securities" shall include this Warrant and the shares of Common Stock issued or issuable upon the exercise hereof.

          (b) The restrictions imposed by this section 6 on the transfer of the Securities shall terminate as to any portion of the Securities when:

              (i) Such portion of the Securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or exemption; or

              (ii) Written opinions to the effect that such a registration is no longer required or necessary under any Federal or State law or regulation of governmental authority shall have been received from legal counsel for the Company and counsel for the holder of such portion of the Securities; or, if a favorable opinion is obtained from holder's counsel, and counsel for the Company declines to render such an opinion, upon the holder's undertaking to indemnify the Company, on terms satisfactory to the Company, against all liability or loss the Company may sustain in connection with such transfer.

          Whenever the restrictions imposed by this section 6 shall terminate, as provided above, any holder of the Securities as to which such restrictions shall have terminated shall be entitled to receive promptly from the Company, without expense to such holder, a new certificate, not bearing the restrictive legend referred to in clause (a) hereof.

     7. The Holder acknowledges and agrees that the Company has no future obligation to register this Warrant or the shares of Common Stock issued or issuable upon the exercise of


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this Warrant under the 1933 Act, or under any state securities laws except as is set forth in the Registration Rights Agreement, a copy of which is Exhibit A to the Memorandum, executed by the Company in connection with the issuance of the Units.

     8. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender. Subject to section 6 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

     9. Upon the receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

     10. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:

          (a) If to the Holder at such address as may have been furnished by such holder to the Company in writing; and

          (b) If to the Company at such address as may have been furnished by the Company to the Holder of this Warrant in writing.

     11. This Warrant shall be binding upon any successors or assigns of the Company.

     12. This Warrant shall be construed in accordance with and governed by the laws of the State of Colorado.


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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date set forth below by one of its officers thereunto duly authorized.

Dated: ____________________.

                                        ONLINE SYSTEM SERVICES, INC.


                                        By______________________________________
                                          R. Steven Adams
                                          Its: President
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                         ______________________________

                               SUBSCRIPTION FORM

                  To be signed only upon exercise of Warrant


          The undersigned the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ of the shares of Common Stock of ONLINE SYSTEM SERVICES, INC. to which such Warrant relates and herewith makes payment therefor in cash or by certified check or through the and requests that the certificates for such shares be issued in the name of, and be delivered to, ______________________________, the address for which is set forth below the signature of the undersigned. If this transaction relates to the exercise of the Conversion Right, the closing of such purchase shall take place at the Company's offices on ____________________ (not less than five (5) nor more than twenty (20) business days from the date of this Subscription Form).

Dated:  ____________________

                                        ________________________________________
                                        (Signature)

                                        ________________________________________


                                        ________________________________________
                                        (Address)

                                        ________________________________________


                  ____________________________________________

                                 TRANSFER FORM


                  To be signed only upon transfer of Warrant

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ ______________________________ the right to purchase shares of Common Stock of ONLINE SYSTEM SERVICES, INC. to which the within Warrant relates and appoints ______________________________, attorney, to transfer said right on the books of ONLINE SYSTEM SERVICES, INC. with full power of substitution in the premises.

Dated:  ____________________


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                                        ________________________________________
                                        (Signature)

                                        ________________________________________


                                        ________________________________________
                                        (Address)